UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LUMBER LIQUIDATORS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 22, 2019

___________________________________

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of Lumber Liquidators Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 10, 2019, in connection with the solicitation of proxies by the Board of Directors for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record as of the close of business on March 25, 2019, are entitled to notice of and to vote at the Annual Meeting.

Supplemental Disclosure Concerning Solicitation of Proxies in connection with the Annual Meeting

The fourth full paragraph of page 2 of the Proxy Statement is amended and supplemented with the following addition:

“Subsequent to the filing of the Proxy Statement, on April 23, 2019, the Board of Directors retained Kingsdale Advisors, an independent proxy solicitation firm, to provide strategic advisory services and to solicit proxies on our behalf in connection with the Annual Meeting. We have agreed to pay Kingsdale Advisors a fee of approximately $25,000, plus costs and expenses, for these services. We bear all proxy solicitation costs. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-866-851-2638 or (call collect outside North America) at 416-867-2272 or by email at contactus@kingsdaleadvisors.com.”

Supplemental Disclosure Concerning Proposal Four to Approve the Amendment and Restatement of the Amended and Restated Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan

In connection with the proposal to approve the Amendment and Restatement of the Amended and Restated Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan, the sentence that states “As of March 25, 2019, there were 2,193 employees and nine members of the Board of Directors.” set forth under the caption “Principal Features of the 2011 Plan, as Amended and Restated by the Amendment — General Information” on page 46 of the Proxy Statement is deleted and replaced by the addition of the following:

“As of March 25, 2019, there were 2,193 employees (which includes employees and directors of related companies) and nine members of the Board of Directors, and there were no consultants, advisors or other key persons to the Company or a related company (including prospective employees, directors, consultants, advisers or other key persons) who were designated by the Compensation Committee as eligible to participate in the 2011 Plan.”

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This Supplement is being filed with the Securities and Exchange Commission on, and first released to stockholders on or about, April 24, 2019. No other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting.